PROMISSORY NOTE

$750,000 January 26, 2010

For value received, DEFENSE SOLUTIONS, INC., a Delaware limited liability company with an address at 707 Eagleview Boulevard, Suite 101, Exton, Pennsylvania 19341 ("*Debtor*"), agrees to pay Innovative Consolidations, LLC, a limited liability company, with an address at ______________________ ("*Holder*"), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), together with interest at the rate specified below, upon the terms and conditions specified below.

1. Payment. Debtor shall pay Three Hundred and Seventy-Five Thousand Dollars ($375,000) of the principal amount of this Note on March 27, 2010 and the remaining Three Hundred and Seventy-Five Dollars ($375,000) principal amount of this Note on April 26, 2010.

2. Interest. This Note is non-interest bearing, except in the case of an Event of Default (as defined below), in which case interest shall accrue form the date of the Event of Default at a rate of twenty-nine and 60/100 percent (29.6%) per annum.

3. Method of Payment. All payments with respect to this Note will be made by certified or bank check or by wire transfer of immediately available funds pursuant to the wiring instructions of Holder. All payments hereunder will be applied first to the payment of accrued and unpaid interest, if any, and then to principal. Whenever any payment to be made under this Note is due on a Saturday, Sunday or holiday for banks under the laws of the State of New Jersey, such payment may be made on the next succeeding bank business day.

4. Event of Default. The entire unpaid principal balance hereunder shall, at the option of Holder, become immediately due and payable in the event that any of the following events (each an "*Event of Default*") shall occur:

   (a) any payment hereunder is not paid within ten (10) business days of when due;

   (b) the Debtor makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudication the Debtor bankrupt or insolvent; or any order for relief with respect to Debtor is entered under the Federal Bankruptcy Code and the Debtor consents to the order or the order is not dismissed within 30 days after it is entered; or the Debtor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Debtor, or of any substantial part of the assets of the Debtor, or commences any proceeding relating to the Debtor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Debtor and (i) the Debtor does not contest the petition, application or proceeding, or (ii) such petition, application or proceeding is not dismissed or withdrawn within 60 days after it is filed or commenced.

5. Costs of Collection. Upon an Event of Default, Debtor shall pay the costs, including reasonable attorneys' fees, of Holder in the pursuit of Holder's remedies hereunder.

6. Waiver of Notices. Debtor hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Holder or its agents or representatives to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof, and such rights and powers shall be deemed continuous.

7. Prepayment. Debtor may at any time, at its option, prepay this Note in whole or in part without penalty or premium.

8. Savings. If the fulfillment of the obligations hereunder would cause the legal rate of interest prescribed by any applicable usury statute or other law to be exceeded, then the rate of interest described above shall automatically be reduced to the maximum legal rate, so that in no event shall any exaction of interest be possible hereunder in excess of the permissible limit.

9. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Holder.

10. Governing Law. This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Pennsylvania, without reference to the conflict of law provisions thereof.

IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date first above-written.

DEFENSE SOLUTIONS, INC.

By: Gina A. Ringgold
Name: Gina A. Ringgold
Title: Board Member and Treasurer

::ODMA\PCDOCS\GHCDOCS\720468\1